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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 11, 2003







                             HEALTH & LEISURE, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)



                  0-15807                                     31-1190725
          (Commission File Number) (IRS Employer Identification Number)


                              95 BROAD HOLLOW ROAD
                                    SUITE 101
                               MELVILLE, NY 11747
                    (Address of principal executive offices)

                                 (631) 385-0007
              (Registrant's telephone number, including area code)



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



HEALTH & LEISURE, INC.
----------------------
(Registrant)



By:



/s/ Timothy Schmidt
-------------------
Timothy Schmidt
Secretary


Dated:  August 19, 2003



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective August 11, 2003, the Board of Directors of Health & Leisure, Inc. (the "Company") dismissed HJ & Associates, LLC ("HJ") as the Company's independent accountants for the year ending December 31, 2003.

Except as described in the following sentence, the reports of HJ on the financial statements of the Company for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The reports of HJ on the financial statements of the Company for the years ended December 31, 2002 and 2001 were modified to express substantial doubt regarding the Company's ability to continue as a going concern.

In addition, during the Company's two most recent fiscal years and through August 11, 2003, there was no disagreement with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of HJ, would have caused HJ to make reference to the subject of that disagreement in its reports on the Company's financial statements for those fiscal periods.

The Company requested that HJ furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4. A copy of any response received by the Company to that request will be promptly filed as an amendment to this Form 8-K.

On August 12, 2003, Marcum & Kliegman LLP ("MKLLP") was engaged as the Company's new independent accountants. During the two most recent fiscal years and the interim period preceding the engagement of MKLLP, the Company has not consulted with MKLLP regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report or oral advice was provided to the Company by MKLLP that MKLLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or a reportable event, as those terms are used in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

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